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                                                                     Exhibit 4.7

                               SECURITY AGREEMENT

      THIS SECURITY AGREEMENT (this "Agreement") is made as of May 24, 2004, by and between BAM! Entertainment, Inc., a Delaware corporation with an address at 333 West Santa Clara Street, Suite 716, San Jose, California 95113 (the "Company"), and Laurus Master Fund, Ltd., a Cayman Islands corporation with an address at 825 Third Avenue, 14th Floor, New York, NY 10022 (the "Purchaser"). Capitalized terms used but not defined herein shall have the meanings set forth in the Securities Purchase Agreement referred to in the first recital.

                              W I T N E S S E T H:

      WHEREAS, the Company and each Purchaser has entered into the Securities Purchase Agreement of even date herewith (the "Purchase Agreement"), pursuant to which the Purchaser is purchasing the Company's 2% Secured Convertible Debenture due 30 months after its date of issuance (the "Debenture") and Warrants; and

      WHEREAS, in order to induce the Purchasers to enter into the Purchase Agreement and to purchase the Debenture, and as a condition precedent thereto, the Company has agreed to secure the payment and performance of its obligations under the Purchase Agreement, the Debentures, this Agreement and the other Transaction Documents by granting to the Purchasers a first priority security interest in the net cash proceeds from the sale of the Debenture; and.

      WHEREAS, the Company, North Fork Bank (the "Restricted Account Bank") and the Purchaser have entered into that certain Restricted Account Agreement, dated as of the date hereof (the "Restricted Account Agreement") concerning the cash and other monies (the "Secured Proceeds") deposited and/or accruing in the Restricted Account referred to in such Restricted Account Agreement (the "Restricted Account").

      NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

            1. Release of Secured Proceeds upon Conversion of Debentures. Upon the conversion by the Purchaser of all or part of the principal amount of the Debenture held by the Purchaser (the "Converted Principal Amount"), the Purchaser shall direct the Bank, pursuant to a Release Notice (as defined in the Restricted Account Agreement), to wire an amount of funds equal to Converted Principal Amount from the Restricted Account to such bank account as the Company may direct the Purchaser in writing.

            2.    Release of Secured Proceeds upon Redemption.

            (a) At any time after the occurrence of a Holder Redemption Right (as defined in Section 5(c) of the Debenture), the Purchaser, subject to the following sentence, may

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      direct the Restricted Account Bank, to release to the Purchaser an amount equal to the principal amount of the Debenture being redeemed by the Purchaser. Notwithstanding the foregoing, in the event that the Company delivers within 10 days following the occurrence of a Holder Redemption Right notice to the Purchaser that it disputes the occurrence of the Holder Redemption Right, then such dispute shall be resolved between the Company and the Purchaser by arbitration conducted as follows: the arbitration shall be conducted in New York, New York, before an arbitration panel of three arbitrators, one of whom shall be selected by the Purchaser, one of whom shall be selected by the Company, with the remaining arbitrator to be agreed upon by the first two. The arbitration shall be conducted in accordance with the commercial arbitration rules of the American Arbitration Association then in effect. Any arbitration decision or award shall be final and conclusive as to the parties to this Agreement and their successors and assigns; judgment upon such decision or award may be entered in any competent court. In the event that the arbitration shall be decided in favor of the Purchaser, then the Purchaser shall direct the Restricted Account Bank to promptly release such Secured Proceeds to the Purchaser. The prevailing party in such hearing shall be reimbursed by the other party for its attorneys' fees and other costs and expenses incurred with the investigation, preparation and prosecution of such arbitration proceeding but shall not be paid out of the Secured Proceeds.

            (b) At any time after the occurrence of a Required Redemption Notice Date (as defined in Section 5(a) of the Debenture), the Company shall deliver a copy of the Required Redemption Notice to the Purchaser. If, by the Option Redemption Date (as defined in Section 5(a) of the Debenture), the Purchaser has not informed the Company in writing that it has disputed such Required Redemption or, pursuant to the Debenture, elects not to receive said redemption, then the Purchaser shall direct the Restricted Account Bank to release an amount equal to the principal amount of Debenture being redeemed by the Company. In the event that the Purchaser disputes such Option Redemption, then such dispute shall be resolved between the Company and the Purchaser by arbitration as conducted as provided in the preceding paragraph. The prevailing party in such hearing shall be reimbursed by the other party for its attorneys' fees and other costs and expenses incurred with the investigation, preparation and prosecution of such arbitration proceeding but shall not be paid out of the Secured Proceeds.

3.          Release of Secured Proceeds upon Maturity or Event of Default.

      (a) If, on the maturity date of the Debenture, any Debenture shall remain unpaid, then the Purchaser shall direct the Restricted Account Bank to release an amount equal to the principal amount of the Debenture then held by the Purchaser, and such Secured Proceeds shall be applied to reduce amounts due and owing to the Purchaser with respect to the Debenture and the Purchase Agreement as follows: first, to the payment of fees and expenses; second, to interest payable in cash with respect to the Debenture; and third, to the outstanding principal under the Debenture.

      (b) At any time after the occurrence of an Event of Default (as defined in the Debenture), the Purchaser may, at its option, subject to the following sentence, direct the Restricted Account Bank to release out of the Secured Proceeds to the Purchaser an amount equal to

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      the principal amount of Debenture then held by the Purchaser. In the event that the Company does deliver, within ten days after the occurrence of an Event of Default, a notice to the Custodian and the Purchaser that it disputes such determination, then such dispute shall be resolved between the Company and the Purchaser by arbitration conducted as follows: the arbitration shall be conducted in New York, New York, before an arbitration panel of three arbitrators, one of whom shall be selected by the Purchaser, one of whom shall be selected by the Company, with the remaining arbitrator to be agreed upon by the first two. The arbitration shall be conducted in accordance with the commercial arbitration rules of the American Arbitration Association then in effect. Any arbitration decision or award shall be final and conclusive as to the parties to this Agreement and their successors and assigns; judgment upon such decision or award may be entered in any competent court. In the event that the arbitration shall be decided in favor of the Purchaser, then the Purchaser shall direct the Restricted Account Bank to release such Secured Proceeds to the Purchaser. The prevailing party in such hearing shall be reimbursed by the other party for its attorneys' fees and other costs and expenses incurred with the investigation, preparation and prosecution of such arbitration proceeding but shall not be paid out of the Secured Proceeds.

      4.    Security Agreement.

            (a) Grant. The Company hereby unconditionally and irrevocably grants to the Purchasers, to secure the payment and performance in full when due of all of the Obligations (as said term is defined below), a continuing first priority security interest in, and so pledges and assigns to the Purchasers all of, the Secured Proceeds and any interest that accrues thereon ("Collateral"). "Obligations" means all present and future indebtedness, obligations, covenants, duties and liabilities of any kind or nature of the Company to the Purchaser under this Agreement, the Debenture and the other Transaction Documents, in each case whether now or hereafter existing, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others. Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts that constitute part of the Obligations and would be owed by the Company to the Purchaser under the Transaction Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Company or any of the Company's Subsidiaries.

            (b) Further Assurances. The Company agrees that at any time and from time to time, at the expense of the Company, the Company shall promptly execute and deliver all further instruments, documents and/or other agreements and take all further action, including any UCC or other filings, that may be necessary or desirable, or that the Purchaser may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Purchaser to exercise and enforce its rights and remedies hereunder with respect to any of the Collateral.

            (c) Rights and Remedies. At any time after the occurrence of an Event of Default or Holder Redemption Right, and without any other notice to or demand upon the Company, the Purchasers shall have, in any jurisdiction in which enforcement hereof is

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      sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the Uniform Commercial Code in effect from time to time in the State of New York (the "UCC") and any additional rights and remedies which may be provided to a secured party in any applicable jurisdiction.

            (d) Power of Attorney. The Company hereby irrevocably constitutes and appoints the Purchasers, and each of them, and any officer, partner, member or agent thereof, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the name, place and stead of the Company or in their own names, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or useful to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives said attorneys the power and right, on behalf of the Company, without notice to or assent by the Company, at any time after the occurrence of an Event of Default or Holder Redemption Right, to make any agreement with respect to or otherwise transfer any of the Collateral in such manner as is consistent with the UCC and as fully and completely as though the Purchasers were the absolute owners thereof for all purposes, and to do, at the Company's expense, at any time or from time to time, all acts and things which the Purchasers deem necessary or useful to protect, preserve or realize upon the Collateral and the security interest of the Purchasers therein, in order to effect the intent of this Agreement, all at least as fully and effectively as the Company might do.

            (e) Representations, Warranties and Covenants. The Company hereby represents and warrants to, and covenants and agrees with, the Purchaser as of the date hereof as follows: (i) The Company's exact legal name is that indicated in the Perfection Certificate annexed to this Agreement (the "Perfection Certificate"); (ii) the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; (iii) the Perfection Certificate accurately sets forth the Company's organizational identification number or accurately states that the Company has none; (iv) the Perfection Certificate accurately sets forth the Company's place of business or, if more than one, its chief executive office, as well as the Company's mailing address, if different;
      (v) the Collateral is free and clear of any right or claim or any person or any adverse lien, security interest or other encumbrance, except for the security interest created by this Agreement; (vi) all other information set forth on the Perfection Certificate pertaining to the Company and the Collateral is accurate and complete; (vii) the Company will not change its name, its place of business or, if more than one, chief executive office, or its mailing address or organizational identification number if it has one, without in each case providing at least 15 days prior written notice to the Purchasers; (viii) the Company will not change its type of organization, jurisdiction of organization or other legal structure, without in each case providing at least 15 days prior written notice to the Purchaser of such change; (ix) the Company shall take no action to, directly or indirectly, enter into, create, incur, assume, pledge, mortgage or suffer to exist any Lien, security interest or other encumbrance on or with respect to any of the Collateral, and the Company shall defend the same against all claims and demands of all Persons at any time claiming the same or any interests therein adverse to the Purchaser.

            (f) Marshalling. All rights and remedies of the Purchaser hereunder and in respect of the Collateral and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, the Company hereby agrees that it will not invoke any law relating to the marshalling of assets which might cause a delay in or impede the enforcement of the rights and remedies of the Purchaser under this Agreement, the Debenture, the other Transaction Documents or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and to the extent that it lawfully may, the Company hereby irrevocably waives the benefits of all such laws.

            (g) No Waiver, etc. The Purchaser shall not be deemed to have waived any of their rights or remedies in respect of the Obligations or the Collateral unless such waiver shall be in writing and signed by the Purchaser. No delay or omission on the part of the Purchaser in exercising any right or remedy shall operate as a waiver of such right or remedy or any other right or remedy. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. All rights and remedies of the Purchaser with respect to the Obligations or the Collateral, whether evidenced hereby or by any other document or instrument, shall be cumulative and may be exercised singularly, alternatively, successively or concurrently at such time or at such times as the Purchaser deem expedient.

            (h) Certain Defined Terms. Terms used in this Section 6 but not otherwise defined in this Agreement that are defined in the UCC shall have the respective meanings given such terms therein; provided, however, that if a term is defined in Article 9 of the UCC differently than in another Article of the UCC, then such term shall have the meaning specified in
      Article 9.

5. Interest on Secured Proceeds. On a quarterly basis, the the Purchaser shall direct the Restricted Account Bank to release any accrued interest on the Restricted Account to the Purchaser. Any such payments shall reduce the interest payments owed to the Purchaser by the Company.

6. Successors and Assigns. The Purchaser may assign its rights hereunder in connection with the transfer of Debenture. The Company may not assign its rights under this Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, administrators, successors and permitted assigns.

7. Governing Law; Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, AND THE PARTIES AGREE AND CONSENT TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL AND STATE COURTS LOCATED IN NEW YORK COUNTY, NEW YORK IN ANY ACTION OR PROCEEDING HEREUNDER, AND TO SERVICE OF PROCESS BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED (WHICH SHALL CONSTITUTE "PERSONAL SERVICE"). THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE

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LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF
OR RELATING TO THIS AGREEMENT.

8. Amendment. No provision of this Agreement may be amended or waived without the prior written consent of the Company and the Purchaser.

9. Notices. All notices or other communications between the parties contemplated under, or relating to, this Agreement shall be in writing, shall be signed by each person giving such notice or communication, and shall be delivered by hand, reputable overnight courier or by certified mail, return receipt requested, to the parties at their respective addresses set forth above or to such other address as to which the sending party has received written notice in accordance with this Section 9 ***********************

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                       COMPANY:

                                       BAM! ENTERTAINMENT, INC.

                                       By: /s/ Raymond Musci
                                           -------------------------------------
                                               Name:  Raymond Musci
                                               Title: Chief Executive Officer

                                       PURCHASER:

                                       LAURUS MASTER FUND, LTD.

                                       By: /s/ Illegible
                                           -------------------------------------
                                           Name:
                                           Title:

                     [PURCHASERS' SIGNATURE PAGES TO FOLLOW]

                             PERFECTION CERTIFICATE

      [Delivered Pursuant to Section 6 of Custodial and Security Agreement]

      The undersigned, the Chief Financial Officer of BAM! ENTERTAINMENT, INC., a Delaware corporation ("Debtor"), hereby certifies, with reference to the Custodial and Security Agreement dated as of May 24, 2004 between Debtor and the Purchaser (collectively, the "Secured Party"), to the secured Party as follows (terms defined in such Custodial and Security Agreement having the same meanings herein as specified therein):

      1. NAME. The exact legal name of Debtor as that name appears on its Certificate of Incorporation is as follows: BAM! ENTERTAINMENT, INC.

      2. OTHER IDENTIFYING FACTORS.

            (a)   The following is a mailing address for Debtor:

            (b) If different from its indicated mailing address, Debtor's place of business or, if more than one, its chief executive office, is located at the following address:

ADDRESS           COUNTY               STATE
NONE

            (c)   The following is the type of organization of Debtor:
CORPORATION

            (d)   The following is the jurisdiction of Debtor's organization:

            (e) The following is Debtor's state-issued organizational identification number [STATE "NONE" IF THE STATE DOES NOT ISSUE SUCH A NUMBER]:
[BAM! ENTERTAINMENT, INC.: 84-1209978]

      3. OTHER NAMES, ETC.

            (a) The following is a list of all other names (including trade names or similar appellations) used by Debtor, or any other business or organization to which Debtor became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, now or at any time during the past five years:

BAM! ENTERTAINMENT, INC. =

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            (b)   Attached hereto as SCHEDULE 3 is the information required in
Section 2 above for any other business or organization to which Debtor became the successor by merger, consolidation, acquisition of assets, change in form, nature or jurisdiction of organization or otherwise, now or at any time during the past five years.

      4. OTHER CURRENT LOCATIONS.

            (a) The following are all other locations in the United States of America in which Debtor maintains any books or records relating to any of the Collateral consisting of accounts or general intangibles:

ADDRESS           COUNTY               STATE
NONE

            (b) The following are all other places of business of Debtor in the United States of America:

            (c)

ADDRESS           COUNTY               STATE
NONE

            IN WITNESS WHEREOF, this Certificate has been duly executed on May __, 2004.

                                       BAM! ENTERTAINMENT, INC.

                                       By: /s/ Stephen Ambler
                                           -------------------------------------
                                       Name:   Stephen Ambler
                                       Title:  CFO/VP Finance

Accepted and Agreed:

Laurus Master Fund, Ltd.

By: /s/ Illegible
    -----------------------

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